Exhibit 99.1

Large Scale Biology Corporation (LSBC) Reports
Financial Results for First Quarter 2005

VACAVILLE, California, May 3, 2005 – Large Scale Biology Corporation (Nasdaq:LSBC) today reported results for the first quarter 2005.

LSBC’s net loss on a GAAP basis was $4.1 million, or $0.13 per share, for the first quarter of 2005 compared to a net loss of $4.3 million, or $0.16 per share, for the first quarter of 2004.

Revenues for the first quarter of 2005 were $0.4 million, an increase of $0.1 million over the same period last year, and $0.1 million less than the fourth quarter of 2004.  Total operating costs and expenses on a GAAP basis were $4.4 million for the first quarter of 2005, a decrease of $0.3 million, or 6%, from $4.7 million incurred in the first quarter of 2004.

Large Scale Biology Corporation ended the quarter with approximately $0.4 million in cash and cash equivalents.  Following the close of the quarter, LSBC received $3.0 in financing from the Company’s Chief Executive Officer.

“We are pleased with LSBC’s progress in the first quarter on subjects ranging from our product development, financing, and commercial platforms, such as Predictive Diagnostics, Inc.  In addition, we would note that last week, following eighteen months of promising preclinical results we entered into a research and development collaboration for our proprietary lysosomal acid lipase product, a potential pharmaceutical product with therapeutic applications.  We are convinced LSBC has made significant steps in restoring shareholder value,” said LSBC President and CEO, Kevin J. Ryan.

First quarter 2005 highlights:

•	Schering-Plough Animal Health Corporation extended their previously announced research collaboration agreement to fund product development work in the area of animal health vaccines.
•	LSBC received $600,000 in exchange for a convertible promissory note from Kevin Ryan, President and Chief Executive Officer.
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Predictive Diagnostics, Inc, a wholly owned subsidiary, announced that the results of collaborative research to diagnose multiple sclerosis using a simple blood test were published in the Journal of Molecular Neuroscience.

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Predictive Diagnostics, Inc., entered a collaboration with the University of Utah Research Foundation to identify biomarkers from maternal blood tests for the early diagnosis of pregnancy-related complications and disorders such as pre-term birth and preeclampsia.

Shortly following the close of the first quarter, a number of significant events occurred:

•	LSBC received $3,000,000 in term loan financing in exchange for a secured promissory note from Kevin Ryan, President and Chief Executive Officer.
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Predictive Diagnostics, Inc, and PerkinElmer announced the discovery of blood biomarkers for Alzheimer’s disease based on the results of a joint study presented at the American Association for Clinical Chemistry Conference in Baltimore, Maryland.

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LSBC entered an agreement to manufacture and supply one of the Company’s proprietary protein products for distribution by EMD Biosciences, Inc., part of Merck KGaA’s Life Science and Analytics division.

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LSBC entered a collaborative research and development agreement with Bayer CropScience to investigate the potential application of the Company’s proprietary pharmaceutical product, lysosomal acid lipase (LAL), for an important orphan and other therapeutic disease applications.

LSBC will also host a conference call on May 3, 2005, at 2:00 p.m. (Pacific).  This call is open to the public and will be hosted by Kevin J. Ryan, President and Chief Executive Officer; Ronald J. Artale, Senior Vice President, Chief Operating Officer and Chief Financial Officer; and Daniel Tusé, Ph.D., Vice President, Business Development.  To participate in this conference call in the U.S./Canada, dial (877) 337-8496, or outside the U.S., dial (706) 679-5296.  The conference identification number is 5671717.  A replay of the call will be available until 8:59 p.m. (Pacific), May 6, 2005, starting two hours after the call.  For replay in the U.S./Canada, dial (800) 642-1687; outside of the U.S., dial (706) 645-9291; then enter the conference identification number 5671717.  The call will also be webcast live over the Internet.  To access this broadcast, please go to the Company’s website at www.lsbc.com.  If you are unable to participate during the live webcast, the call will be archived on the LSBC web site through close of business on May 6, 2005.

About Large Scale Biology Corporation
Large Scale Biology Corporation uses its proprietary gene expression, molecular engineering and bioprocessing technologies to develop and manufacture therapeutic and industrial proteins, vaccines and diagnostic products for effective characterization and treatment of disease.  Corporate offices, R&D laboratories and Predictive Diagnostics, Inc. are headquartered in Vacaville, California, and the Company’s commercial-scale biomanufacturing facility is located in Owensboro, Kentucky. For more information about Large Scale Biology Corporation, visit the Company’s website at www.lsbc.com.

This news release contains forward-looking statements within the meaning of federal securities laws and are subject to the safe harbors under these laws.  Any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements involve risks, uncertainties and situations that may cause our actual results or performance to be materially different from any future results or performance expressed or implied by these statements, including our dependence upon and our ability to enter into and maintain successful relationships with collaboration partners, creation of demand for products incorporating or made using our technologies, our ability to improve and keep our technologies competitive, delays or issues which may arise in securing FDA approval for certain products we develop, the actual clinical efficacy of such products, our ability to manage costs in ways that preserve our product pipeline and technology base and the requirement for substantial funding to conduct research and development and to expand commercialization activities. We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this release. For a further list and description of such risks and uncertainties, see LSBC’s reports filed with the Securities and Exchange Commission, including Forms 10-K and 10-Q. Except as required by law, we do not undertake to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

LSBCTM is a trademark of Large Scale Biology Corporation.

Large Scale Biology Corporation
Condensed Consolidated Statement of Operations
Unaudited
(in thousands, except per share amounts)

	Three months ended March 31,

	2005	2004

Revenues	$433	$319

Costs and expenses:
Development agreements	670	487
Research and development	2,231	2,239
General and administrative	1,449	1,926

Total costs and expenses	4,350	4,652

Loss from operations	(3,917)	(4,333)
Interest income (expense), net	(158)	9

Net loss	$(4,075)	$(4,324)

Net loss per share - basic and diluted	$(0.13)	$(0.16)

Weighted average shares outstanding - basic and diluted	31,400	27,320

Large Scale Biology Corporation
Condensed Consolidated Balance Sheets
Unaudited
(In thousands)

	March 31, 2005	December 31, 2004

Assets
Current assets:
Cash and marketable securities	$427	$1,112
Other current assets	881	654

Total current assets	1,308	1,766
Property, plant, and equipment, net	7,401	7,798
Intangible and other assets, net	3,254	3,231

	$11,963	$12,795

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,480	$1,102
Deferred revenue and customer advances	13	28
Short-term debt	600	—

Total current liabilities	2,093	1,130
Long-term debt	2,900	1,000
Accrued stock compensation	973	898
Deferred rent	352	336

Total liabilities	6,318	3,364
Stockholders’ equity	5,645	9,431

	$11,963	$12,795